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                                                                     Exhibit 4.1

                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT (this "Amendment") dated as of July 11, 2003, to the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the "Borrower"), the Subsidiaries of the Borrower identified as "Guarantors" on the signature pages hereto, the Lenders identified herein, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, a $250 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the "Credit Agreement") dated as of April 11, 2003 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

     WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Amendments.

     (a) Each reference to the term "Senior Subordinated Notes" in the Credit Agreement is amended to read "2001 Senior Subordinated Notes".

     (b) Each reference to the term "Senior Subordinated Note Documents" in the Credit Agreement is amended to read "2001 Senior Subordinated Note Documents".

     (c)  The following definitions are added to Section 1.01 of the Credit
Agreement:

          "2003 Senior Subordinated Note Documents" means the 2003 Senior Subordinated Notes, the indenture or note purchase agreement(s) relating thereto and all other documents, instruments and agreements relating thereto.

          "2003 Senior Subordinated Notes" means those Senior Subordinated Notes of the Borrower due 2023.

     (d) The definition of "Subordinated Indebtedness" in Section 1.01 of the Credit Agreement is amended to read as follows:

          "Subordinated Indebtedness" means (a) the 2001 Senior Subordinated Notes, (b) the 2003 Senior Subordinated Notes and (c) any Indebtedness of the Borrower or any Subsidiary which by its terms is expressly subordinated in right of payment to the prior payment of

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          the obligations under the Loan Documents on terms and conditions, and evidenced by documentation, satisfactory to the Required Lenders.

     (e) Clause (g) of Section 8.03 of the Credit Agreement is amended to read as follows:

          (g)  Subordinated Indebtedness consisting of:

               (i) Indebtedness evidenced by the 2001 Senior Subordinated Notes in an aggregate principal amount of up to $150,000,000 (and renewals, refinancing and refundings of the then outstanding principal amount thereof, provided that the terms of subordination therefor shall be identical in all material respects to the terms of subordination contained in the 2001 Senior Subordinated Note Documents and on other terms and conditions not materially less favorable to the Lenders than the terms and conditions contained in the 2001 Senior Subordinated Note Documents);

               (ii) Indebtedness evidenced by the 2003 Senior Subordinated Notes in an aggregate principal amount of up to $143,750,000 (and renewals, refinancing and refundings of the then outstanding principal amount thereof, provided that the terms of subordination therefor shall be identical in all material respects to the terms of subordination contained in the 2003 Senior Subordinated Note Documents and on other terms and conditions not materially less favorable to the Lenders than the terms and conditions contained in the 2003 Senior Subordinated Note Documents);

               (iii) other Subordinated Indebtedness, provided that (A) the Borrower shall have delivered a Pro Forma Compliance Certificate to the Administrative Agent demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Subordinated Indebtedness, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or
               (b), and (B) no Default or Event of Default shall exist at the time or would exist after giving effect to the incurrence of such Subordinated Indebtedness;

     (f) Section 8.12(c)(i)(B) of the Credit Agreement is amended to read as follows:

          (B) the conversion of any of the 2001 Senior Subordinated Notes and the 2003 Senior Subordinated Notes into equity;

     (g)  Section 8.12(d) of the Credit Agreement is amended to read as follows:

          (d) Enter into any agreement, instrument or other document creating, evidencing or relating to any Indebtedness that provides that such Indebtedness is "Designated Senior Debt" for purposes of the 2001 Senior Subordinated Note Documents or the 2003 Senior Subordinated Note Documents.

     2. Conditions Precedent. This Amendment shall be effective as of the date set forth above upon satisfaction of the following conditions:

          (a) execution of this Amendment by the Loan Parties and the Required Lenders; and

                                       2

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          (b)  the issuance of the 2003 Senior Subordinated Notes, provided that
     (i) the terms of the 2003 Senior Subordinated Notes shall be substantially similar to the terms set forth on Schedule 1 hereto, and (ii) the terms of subordination of the 2003 Senior Subordinated Notes shall be substantially similar to the terms of subordination for the 2001 Senior Subordinated Notes.

     3. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

     4. Reaffirmation of Representations and Warranties. The Loan Parties hereby represent and warrant that the representations and warranties of the Loan Parties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

     5. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Credit Agreement or the other Loan Documents.

     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     7. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

                                       3

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                               SCHOOL SPECIALTY, INC.
---------                               a Wisconsin corporation


                                        By:    /s/ Mary M. Kabacinski
                                           -------------------------------
                                        Name:  Mary M. Kabacinski
                                        Title: Chief Financial Officer

GUARANTORS:                             CHILDCRAFT EDUCATION CORP.,
-----------                             a New York corporation
                                        CLASSROOMDIRECT.COM, LLC,
                                        a Delaware limited liability company
                                        BIRD-IN-HAND WOODWORKS, INC.,
                                        a New Jersey corporation
                                        SPORTIME, LLC,
                                        a Delaware limited liability company
                                        GLOBAL VIDEO, LLC,
                                        a Wisconsin limited liability company
                                        PREMIER AGENDAS, INC.,
                                        a Washington corporation
                                        FREY SCIENTIFIC, INC.,
                                        a Delaware corporation
                                        AMALGAMATED WIDGETS, INC.,
                                        a Wisconsin corporation
                                        SAX ARTS & CRAFTS, INC.,
                                        a Delaware corporation


                                        By:    /s/ Mary M. Kabacinski
                                           -------------------------------
                                        Name:  Mary M. Kabacinski
                                        Title: Treasurer

                           [Signature Pages Continue]

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ADMINISTRATIVE AGENT:                   BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By:     /s/ Casey Cosgrove
                                           -------------------------------
                                        Name:  Casey Cosgrove
                                        Title: Vice President


LENDER:                                 BANK OF AMERICA, N.A.,
                                        as a Lender, L/C Issuer and Swing Line
                                        Lender


                                        By:     /s/ Casey Cosgrove
                                           -------------------------------
                                        Name:  Casey Cosgrove
                                        Title: Vice President


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:    /s/ Karen E. Weathers
                                           -------------------------------
                                        Name:  Karen E. Weathers
                                        Title: Vice President


                                        LASALLE BANK, NATIONAL ASSOCIATION


                                        By:     /s/ Dusko Marinovic
                                           -------------------------------
                                        Name:  Dusko Marinovic
                                        Title: Vice President


                                        M&I MARSHALL & ILSLEY BANK


                                        By:     /s/ Leo D. Freeman
                                           -------------------------------
                                        Name:  Leo D. Freeman
                                        Title: Vice President


                                        BANK ONE, NA


                                        By:   /s/ Anthony F. Maggiore
                                           -------------------------------
                                        Name:  Anthony F. Maggiore
                                        Title: Director, Capital Markets


                                        HARRIS TRUST & SAVINGS BANK


                                        By:    /s/ Michael M. Fordney
                                           -------------------------------
                                        Name:  Michael M. Fordney
                                        Title: Vice President


                                        NATIONAL CITY BANK OF MICHIGAN/ILLINOIS


                                        By:    /s/ Tiffany Cozzalino
                                           -------------------------------
                                        Name:  Tiffany Cozzalino
                                        Title: Vice President


                           [Signature Pages Continue]

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                                        ASSOCIATED BANK, N.A.


                                        By:    /s/ Stephen E. Pasowicz
                                           -------------------------------
                                        Name:  Stephen E. Pasowicz
                                        Title: Vice President


                                        THE BANK OF NEW YORK


                                        By:       /s/ Mark Wrigley
                                           -------------------------------
                                        Name:  Mark Wrigley
                                        Title: Vice President


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:    /s/ J. Scott Jessup
                                           -------------------------------
                                        Name:  J. Scott Jessup
                                        Title: Vice President


                                        ST. FRANCIS BANK


                                        By:    /s/ Paul W. Jelacic
                                           -------------------------------
                                        Name:  Paul W. Jelacic
                                        Title: Vice President


                                        BANK OF SCOTLAND


                                        By:      /s/ Joseph Fratus
                                           -------------------------------
                                        Name:  Joseph Fratus
                                        Title: First Vice President